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                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF GEMSTONE SYSTEMS, INC.

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

                    NAME OF SUBSIDIARY                           % OWNED
                   ---------------------                        ---------
 GemStone Systems (Europe) Limited, a private limited              100%
 company organized under the laws of England and Wales

 GemStone Systems (France) SARL, a limited liability               100%
 company organized under the laws of France

 GemStone Systems (Deutschland) GmbH, a limited company            100%
 organized under the laws of Germany
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